Exhibit 99.1

Lehigh Gas Partners LP

Reports Pro Forma Third Quarter 2012 Results

ALLENTOWN, PA December 10, 2012 —Lehigh Gas Partners LP (NYSE: LGP) (the “Partnership”, “we” or “us” ), a wholesale distributor of motor fuels and an owner and lessee of real estate used in the retail distribution of motor fuels, today reported pro forma financial and operating results for the three and nine months ended September 30, 2012.

As previously reported, the Partnership closed on its initial public offering of common units representing limited partnership interests and related formation transactions on October 30, 2012 (the “Offering”).  As a result, the Partnership’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, only reflects the results of the Predecessor which are not necessarily representative of the results anticipated for the Partnership following completion of the Offering and related formation transactions. The Partnership has included in this press release pro forma statements of operations and operating statistics which reflect the activities of the Partnership as if the Offering and related formation transactions had occurred on January 1, 2012, and the pro forma balance sheet gives effect to such items as if they had occurred on September 30, 2012. Additional detail regarding our pro forma adjustments is included in the attached statements. Since the Partnership did not have comparable pro forma reporting periods in 2011, comparative results for the Partnership are not available for the three and nine months ended September 30, 2011.

Overview

The Partnership is a limited partnership formed to engage in the wholesale distribution of motor fuels and to own and lease real estate used in the retail distribution of motor fuels. Since our predecessor was founded in 1992, we have generated revenues from the wholesale distribution of motor fuels to sites and from real estate leases.

The Partnership is one of the largest distributors of ExxonMobil, BP, Shell and Valero branded fuels. On a pro forma basis, we distributed an aggregate of approximately 439 million gallons of motor fuels during the nine months ended September 30, 2012 and were serving 728 sites at period end. Over half of the sites to which we distribute motor fuels are owned or leased by us. In addition, we have agreements requiring the operators of these sites to purchase motor fuels from us.

As of September 30, 2012, on a pro forma basis, we distributed motor fuels to a total of 728 sites, comprised of the following classes of business:

229	sites operated by independent dealers;

283

sites owned or leased by us and operated by Lehigh Gas-Ohio, LLC, (“LGO”) an entity managed by Joseph V. Topper, Jr., the Chief Executive Officer and the Chairman of the board of directors of Lehigh Gas GP LLC, the general partner of the Partnership;

149	sites owned or leased by us and operated by lessee dealers; and

67	sites distributed through six sub-wholesalers.

We are focused on owning and leasing sites primarily located in metropolitan and urban areas. We own and lease sites located in Pennsylvania, New Jersey, Ohio, New York, Massachusetts, Kentucky, New Hampshire and Maine. According to the Energy Information Agency, of the eight states in which we own and lease sites, four are among the top ten consumers of gasoline in the United States and three are among the top ten consumers of on-highway diesel fuel in the United States. Over 85% of our sites are located in high-traffic metropolitan and urban areas.

Our primary business objective is to make quarterly cash distributions to our unitholders and, over time, to increase our quarterly cash distributions. Initially, we intend to make minimum quarterly distributions of $0.4375 per unit per quarter (or $1.75 per unit on an annualized basis).

Cash flows from the wholesale distribution of motor fuels are generated primarily by a per gallon margin that is either a fixed mark-up per gallon or a variable rate mark-up per gallon. By delivering motor fuels through independent carriers on the same day we purchase the motor fuels from suppliers, we seek to minimize the commodity risks typically associated with the purchase and sale of motor fuels. We generate cash flows from rental income primarily by collecting rent from lessee dealers and LGO pursuant to lease agreements.

Initial Public Offering

On October 30, 2012, the Partnership completed its initial public offering, selling a total of 6,000,000 common units, and on November 9, 2012, sold an additional 900,000 common units to the underwriters pursuant to their exercise in full of their over-allotment option, at a price of $20.00 per unit. The Partnership received aggregate proceeds of $128.3 million from the sale, net of underwriting discounts and structuring fees (but before $6.0 million of estimated offering expenses).

The Partnership used approximately $72.1 million of proceeds to repay debt obligations, $13.5 million to repay-in-full mandatorily redeemable preferred equity interests, $20.0 million to reimburse certain entities associated with Joseph V. Topper, Jr., the Chairman of the board of directors and Chief Executive Officer of the general partner of the Partnership, for capital expenditures made on assets contributed to the Partnership, and distributed the proceeds from the sale of the common units pursuant to the underwriters’ exercise of their over-allotment option to Mr. Topper, certain of his affiliates and family trusts, and John B. Reilly, III, a member of the board of directors of the general partner of the Partnership.

“The completion of the Offering provides the Partnership with the capacity and flexibility to pursue acquisitions and to grow the portfolio.  We believe we are well positioned to generate income for the benefit of our unitholders and to grow that income over the long term,” said Chairman and Chief Executive Officer Joe Topper.

New Credit Facility

Concurrent with the Offering, the Partnership closed on a new $249 million senior secured revolving credit facility. The credit facility matures in 2015 and may be expanded, subject to certain conditions, by an additional $75 million. As of December 7, 2012, we had $111.8 million of outstanding borrowings and $118.7 million available for borrowing, net of outstanding borrowings and letters of credit, under the Partnership’s credit facility. A more detailed description of the Partnership’s facility may be found in our Quarterly Report on Form 10-Q for the period ended September 30, 2012.

Pro Forma Results (unaudited)

Three Months Ended September 30, 2012

For the quarter ended September 30, 2012, pro forma net income from continuing operations amounted to $3.8 million, pro forma EBITDA totaled $9.3 million, and pro forma distributable cash flow amounted to $7.0 million.

Pro forma total revenue amounted to $427.4 million for the quarter ended September 30, 2012, including $420.5 million of aggregate revenues from fuel sales, which includes revenues from fuel sales to affiliates, and $6.9 million of aggregate rental income, which includes rental income from affiliates.

The aggregate gross profit from fuel sales amounted to $9.3 million for the quarter ended September 30, 2012. During this same period, we distributed 156.4 million gallons of fuel resulting in a $2.689 average selling price per gallon and a $0.060 average margin per gallon.

Total expenses amounted to $10.7 million for the quarter ended September 30, 2012, including rent expense of $3.9 million, operating expenses of $1.1 million, depreciation and amortization of $3.3 million, and selling, general and administrative expenses of $2.4 million.

Nine Months Ended September 30, 2012

For the nine month period ended September 30, 2012, pro forma net income from continuing operations amounted to $13.7 million, pro forma EBITDA totaled $31.6 million, and pro forma distributable cash flow amounted to $24.8 million.

Pro forma total revenue amounted to $1,277.6 million for the nine months ended September 30, 2012, including $1,259.7 million of aggregate revenues from fuel sales, which includes revenues from fuel sales to affiliates, and $17.9 million of aggregate rental income, which includes rental income from affiliates.

The aggregate gross profit from fuel sales amounted to $27.2 million for the nine months ended September 30, 2012. During this same period, we distributed 438.8 million gallons of fuel resulting in a $2.871 average selling price per gallon and a $0.062 average margin per gallon.

Total expenses amounted to $29.4 million for the nine months ended September 30, 2012, including rent expense of $8.3 million, operating expenses of $2.4 million, depreciation and amortization of $11.4 million, and selling, general and administrative expenses of $7.3 million.

Pro forma EBITDA and pro forma distributable cash flow are non-GAAP financial measures.  See below for a reconciliation of these amounts to pro forma net income from continuing operations.

Recent Developments

On November 19, 2012, we signed a long-term lease agreement with an affiliate of Getty Realty Corp. to lease 25 properties located in northern New Jersey.  The initial lease term is for 15 years with options for multiple renewal terms.

On November 30, 2012, the Partnership entered into an Asset Purchase Agreement (the “Initial Agreement”) with Dunmore Oil Company, Inc. and Jojo Oil Company, Inc. (together, the “Sellers”), and, for limited purposes, with Joseph Gentile, Jr., and an amendment thereto on December 4, 2012 (the “Amendment” and, together with the Initial Agreement, the “Purchase Agreement”), pursuant to which the Sellers will sell and assign to the Partnership all of the assets (the “Assets”) which are held or used by the Sellers in connection with their gasoline and diesel retail outlet business and their related convenience store business (the “Retail Business”). In connection with this transaction, the Partnership will acquire twenty-four motor fuel service stations, twenty-three of which will be fee simple interests and one of which will be a leasehold interest. The Purchase Agreement contains conditions to closing, as more fully described below.

As part of transactions contemplated by the Purchase Agreement, LGO will operate the Retail Business and certain of the Assets and liabilities under the Purchase Agreement will be assigned by the Partnership to LGO.

Following the consummation of the transactions contemplated by the Purchase Agreement (the “Dunmore Closing”), the Sellers will be permitted to continue to operate certain portions of its business relating to sales of heating oil, propane and unbranded motor fuels.

Under the Purchase Agreement, as consideration for the Assets, the Partnership will pay $28.5 million in cash to the Sellers and $500,000 in cash to Mr. Gentile (collectively, the “Asset Purchase Price”). In addition to the Asset Purchase Price, it is contemplated that LGO will pay to the Sellers certain amounts for the Sellers’ inventory relating to the Retail Business as of the Dunmore Closing, as specified in the Purchase Agreement.

Distributions to Unitholders

The Partnership expects to pay its distributions on or about the 15th day of each February, May, August, and November, to holders of record on or about the first day of each such month. We will adjust the quarterly distribution for the period from the Offering closing date of October 30, 2012 through December 31, 2012 based on the actual length of the period and will pay the distribution for that period in February 2013.

Lehigh Gas Partners LP

Pro Forma Combined Statements of Operations

(unaudited)

For the Three and Nine Months Ended September 30, 2012

(in thousands, except per unit amounts)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2012
Revenues:
Revenues from fuel sales	$230,067	$765,560
Revenues from fuel sales to affiliates	190,429	494,119
Rental income	2,997	8,226
Rental income from affiliates	3,853	9,683
Revenues from retail merchandise and other	4	11
Total revenues	427,350	1,277,599

Costs and expenses:
Cost of revenues from fuel sales	224,890	747,758
Cost of revenues from fuel sales to affiliates	186,263	484,748
Rent expense	3,955	8,286
Operating expenses	1,072	2,424
Depreciation and amortization	3,340	11,397
Selling, general and administrative expenses	2,373	7,328
Gain loss on sale of assets	(146)	(3,119)
Total costs and operating expenses	421,747	1,258,822
Operating income	5,603	18,777
Interest expense, net	(2,064)	(6,271)
Other income, net	372	1,437
Income from continuing operations	3,911	13,943
Income tax expense from continuing operations	75	225
Net income from continuing operations	$3,836	$13,718

Limited partners’ interest in net income from continuing operations	$3,836	$13,718

Pro forma net income from continuing operations allocated to common units	$1,918	$6,859
Pro forma net income from continuing operations allocated to subordinated units	$1,918	$6,859
Pro forma net income from continuing operations per common unit – basic and diluted	$0.25	$0.91
Pro forma net income from continuing operations per subordinated unit – basic and diluted	$0.25	$0.91
Weighted average limited partners’ units outstanding - basic and diluted:
Common units	7,525	7,525
Subordinated units	7,525	7,525

Supplemental Operating Metrics - (in thousands, except per gallon amounts)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2012

Revenues from fuel sales	$230,067	$765,560
Revenues from fuel sales to affiliates	$190,429	$494,119
Revenue from fuel sales – aggregate	$420,496	$1,259,679

Cost of revenues from fuel sales	$224,890	$747,758
Cost of revenues from fuel sales to affiliates	$186,263	$484,748
Cost of revenue from fuel sales – aggregate	$411,153	$1,232,506

Gross profit from fuel sales – aggregate	$9,343	$27,173

Volume of gallons distributed (in millions)	156.4	438.8
Selling price per gallon	$2.689	$2.871
Margin per gallon	$0.060	$0.062

Lehigh Gas Partners LP

Pro Forma Combined Balance Sheet

(unaudited)

As of September 30, 2012

(In thousands)

September 30, 2012
Assets
Current assets:
Cash and cash equivalents	$427
Accounts receivable, less allowance for doubtful accounts of $61	4,327
Accounts receivable from affiliates	8,538
Other current assets	3,396
Total current assets	16,688
Property and equipment, net	193,985
Intangible assets, net	10,633
Goodwill	3,846
Deferred financing fees, net and other assets	3,520
Total assets	$228,672
Liabilities and owners’ deficit
Current liabilities:
Current portion of long-term debt, net	$—
Current portion of financing obligations	1,222
Accounts payable	24,026
Fuel taxes payable	9,278
Accrued expenses and other current liabilities	4,716
Total current liabilities	39,242
Long-term portion of debt, net of discount	98,449
Long-term financing obligations	71,856
Other long-term liabilities	7,853
Total liabilities	217,400
Commitments and contingencies
Owners’ equity	11,272
Total liabilities and owners’ deficit	$228,672

Non-GAAP Financial Measures

Pro Form EBITDA and Pro Forma Adjusted EBITDA and Pro Forma Distributable Cash Flow

We use the non-GAAP financial measures, pro forma EBITDA and pro forma Adjusted EBITDA and pro forma Distributable Cash Flow, in this press release. Pro forma EBITDA represents net income before deducting interest expense, income taxes and depreciation and amortization. Pro forma Adjusted EBITDA represents pro forma EBITDA as further adjusted to exclude the gain or loss on sale of assets. Pro forma Distributable Cash Flow represents pro forma EBITDA less cash interest expense, maintenance capital expenditures, and income tax expense, Pro Forma EBITDA, pro forma Adjusted EBITDA, and pro forma Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders, to assess:

•      our pro forma financial performance and /or liquidity measures without regard to financing methods, capital structure or income taxes;

•      our ability to generate pro forma cash sufficient to make distributions to our unitholders; and,

•      our ability to incur and service pro forma debt and to fund pro forma capital expenditures.

In addition, pro forma Adjusted EBITDA is used as a supplemental financial measure by management and these external users of our financial statements to assess the operating performance of our business on a consistent basis by excluding the impact of sales of our assets which do not result directly from our wholesale distribution of motor fuel and our leasing of real property.

Pro forma EBITDA, pro forma Adjusted EBITDA, and pro forma Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. Pro forma EBITDA, pro forma Adjusted EBITDA, and pro forma Distributable Cash Flow exclude some, but not all, items affecting net income and these measures may vary among other companies. Further, pro forma EBITDA, pro forma Adjusted EBITDA, and pro forma Distributable Cash Flow as presented below may not be comparable to similarly titled measures of other companies. The following table presents reconciliations of pro forma EBITDA, pro forma Adjusted EBITDA, and pro forma Distributable Cash Flow to pro forma net income from continuing operations for each of the periods indicated.

Reconciliation of Pro Forma Net Income from Continuing Operations to Pro Forma EBITDA and Pro Forma Adjusted EBITDA (in thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2012
Net income from continuing operations	$3,836	$13,718
Plus:
Depreciation and amortization	3,340	11,397
Income tax expense	75	225
Interest expense	2,064	6,271
EBITDA	$9,315	$31,611
Gain on sale of assets	(146)	(3,119)
Adjusted EBITDA	$9,169	$28,492

Computation of Pro Forma Distributable Cash Flow (in thousands)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2012
EBITDA	$9,315	31,611
Less:
Cash interest expense	(1,793)	(5,362)
Maintenance capital expenditures	(459)	(1,264)
Income tax expense	(75)	(225)
Pro forma distributable cash flow	$6,988	$24,760

Pro Forma Financial Results

As presented herein, the unaudited pro forma financial statements of the Partnership are derived from the Predecessor unaudited historical combined financial statements as of and for the three and nine months ended September 30, 2012, and have been prepared to reflect the formation of the Partnership, the contribution of certain assets and /or equity interests of the Predecessor to the Partnership, the new credit agreement, the Offering, and use of proceeds from the Offering and related transactions.

The unaudited pro forma combined balance sheet gives effect to the adjustments as if they had occurred on September 30, 2012. The unaudited pro forma combined statement of operations gives effect to the adjustments as if they had occurred beginning January 1, 2012 for the three and nine months ended September 30, 2012. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments.

In connection with the Offering, certain assets and liabilities of the Predecessor were contributed to the Partnership, and the Partnership began providing wholesale fuel distribution services for LGO, an affiliate of the Predecessor, and other, unrelated third-party customers. The assets, liabilities and results of operations of the Predecessor for periods prior to their actual contribution to the Partnership are presented as the Predecessor.

The unaudited pro forma combined financial statements of the Partnership should be read together with the historical combined financial statements of the Predecessor included in our Quarterly Report on Form 10-Q for the period ended September 30, 2012, as filed with the U.S. Securities and Exchange Commission. The unaudited pro forma combined financial statements of the Partnership were derived by making certain adjustments to the historical combined financial statements of the Predecessor for the three and nine months ended September 30, 2012. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes the estimates and assumptions provide a reasonable basis for presenting the significant effects of the contemplated transactions and the pro forma adjustments give appropriate effect to those estimates and assumptions and are properly applied in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements are not necessarily indicative of the results that actually would have occurred if the Partnership had assumed the operations of the Predecessor on the dates indicated nor are they indicative of future results, in part because of the exclusion of various operating expenses.

The unaudited pro forma combined financial statements principally include the following transactions:

•                  The contribution to the Partnership by the Predecessor of substantially all of its wholesale motor fuel distribution business, other than certain assets that do not fit our strategic or geographic plans, environmental indemnification assets, environmental liabilities and certain other assets and liabilities;

•                  The contribution to the Partnership by the Predecessor of certain owned and leased properties;

•                  The issuance and sale by the Partnership of 6,900,000 common units to the public, at $20.00 per common unit;

•                  The payment by the Partnership of the estimated underwriting discount and structuring fee (approximately $8.4 million) and of the offering expenses (approximately $6.0 million);

•                  The Partnership’s entry into a new credit agreement with a revolving credit facility, which was drawn in part upon the closing of the Offering; and

•                  U.S. federal and state income tax incurred by a taxable subsidiary of the Partnership.

Explanatory Note

Lehigh Gas Partners LP (the “Partnership”) initially filed a Registration Statement on Form S-1(File No. 333-181370), under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission (the “SEC”) on May 11, 2012. The Partnership also filed with the SEC a related Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC declared these registration statements effective on October 24, 2012. We filed our Quarterly Report on Form 10-Q for the period ended September 30, 2012 within 45 days after the effective date of the Registration Statement on Form 8-A as required by Rule 13a-13(a) under the Exchange Act.

Most, but not all of, the information contained in this press release relates to periods ended prior to the completion of the Offering (defined below), and prior to the effective dates of the agreements discussed herein.

On October 30, 2012, the Partnership completed its initial public offering of a total of 6,000,000 common units representing limited partner interests (“Common Units”), and on November 9, 2012 issued an additional 900,000 Common Units pursuant to the full exercise by the underwriters of their over-allotment option, all at a price of $20.00 per unit (the “Offering”). The Partnership received aggregate proceeds of $128.3 million from the sale, net of underwriting discounts, structuring fees, but before taking into account Offering expenses. As previously disclosed, net proceeds pursuant to the over-allotment option were distributed to Joseph V. Topper, Jr., the Chief Executive Officer of the Partnership, and to certain of Mr. Topper’s affiliates and family trusts, and Joseph B. Reilly, III, a member of the board of directors of the general partner of the Partnership.

References in this release to the “Predecessor”, refer to the portion of the business of Lehigh Gas Corporation, or “LGC,” and its subsidiaries and affiliates that were contributed to Lehigh Gas Partners LP in connection with the Offering. Unless the context requires otherwise, references in this press release to the “Partnership”, “Lehigh Gas Partners LP,” “we,” “our,” “us,” or like terms, when used in the context of the periods following the completion of the Offering refer to Lehigh Gas Partners LP and its subsidiaries.

EBITDA and Adjusted EBITDA are non-GAAP financial measures of performance and /or liquidity that have limitations and should not be considered as a substitute for net income or cash provided by (used in) operating activities which are US GAAP.

Forward Looking Statements

This press release may contain forward-looking statements about our business, operations, and industry that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. You can identify these forward-looking statements by the use of forward-looking words such as “outlook”, “intends”, “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable words and phrases. Any forward-looking statements contained in this report speak only as of the date on which we make it and are based upon our historical performance and on current plans, estimates and expectations. Our future results and financial condition may differ materially from those we currently anticipate as a result of the various factors. Among those factors that could cause actual results to differ materially are:

•                  Availability of cash flow to pay minimum quarterly distribution on our Common Units;

•                  The availability and cost of competing motor fuels resources;

•                  A rise in fuel prices or a decrease in demand for motor fuels;

•                  The consummation of financing, acquisition or disposition transactions and the effect thereof on our business;

•                  Our existing or future indebtedness;

•                  Our liquidity, results of operations and financial condition;

•                  Future legislation, including motor fuel and other tax legislation, and changes in regulations or governmental policies or changes in enforcement or interpretations thereof;

•                  Changes in energy policy;

•                  Increases in energy conservation efforts;

•                  Technological advances;

•                  Volatility in the capital and credit markets;

•                  The impact of worldwide economic and political conditions;

•                  The impact of wars and acts of terrorism;

•                  Weather conditions or catastrophic weather-related damage;

•                  Earthquakes and other natural disasters;

•                  Unexpected environmental liabilities;

•                  The outcome of pending or future litigation; and

•                  Other factors, including those discussed in “Risk Factors” in the Prospectus.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.  You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you.

About Lehigh Gas Partners LP

Allentown PA based Lehigh Gas Partners LP is a publicly-traded partnership engaged in the wholesale distribution of motor fuels, consisting of gasoline and diesel fuel, and owner and lessee of real estate used in the retail distribution of motor fuels.  Since Lehigh Gas Corp (our predecessor) was founded in 1992, our business has generated revenues from the wholesale distribution of motor fuels to gas stations, truck stops and toll road plazas and from real estate leases.

Qualified Notice

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b).  Brokers and nominees should treat 100 percent of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Contacts:              Karen Yeakel

Vice President, Investor Relations

Lehigh Gas Partners

610-625-8126

kyeakel@lehighgas.com

Pete Waldron

Vice President, Public Affairs, Corporate Communications & Philanthropy

Lehigh Gas Partners

610-625-8073

pwaldron@lehighgas.com